Exhibit 3.1
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
PLANET BEACH FRANCHISING CORPORATION
ARTICLE I
NAME
     The name of the corporation is Planet Beach Franchising Corporation.
ARTICLE II
PURPOSE
     The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).
ARTICLE III
CAPITALIZATION
          (a) Authorized Shares. The corporation shall have authority to issue 110,000,000 shares of stock consisting of 100,000,000 shares of common stock, par value $.0001 per share, and 10,000,000 shares of preferred stock, par value $.0001 per share.
          (b) Preferred Stock. (i) Shares of preferred stock may be issued in one or more series, from time to time, with each such series to consist of such number of shares and to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the board of directors of the corporation, and the board of directors is hereby expressly vested with the authority, to the full extent now or hereafter provided by law, to adopt any such resolution or resolutions. The authority of the board of directors with respect to each series of preferred stock shall include, but not be limited to, determination of the following:
          (1) The number of shares constituting the series and the distinctive designation of the series;
          (2) The dividend rate or rates on the shares of the series, the terms and conditions upon which and the periods in respect of which dividends shall be payable, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of the series;
          (3) Whether the series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

          (4) Whether the series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors shall determine;
          (5) Whether or not the shares of the series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in the event of redemption, which amount may vary under different conditions and at different redemption dates;
          (6) Whether the series shall have a sinking fund for the redemption or purchase of shares of the series, and, if so, the terms and amount of such sinking fund;
          (7) The rights of the shares of the series in the event of voluntary or involuntary liquidation, distribution of assets, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of the series; and
          (8) Any other relative rights, powers, and preferences, and the qualifications, limitations and restrictions thereof, of the series.
          (ii) Each holder of common stock, as such, shall be entitled to one vote for each share of common stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of common stock, as such, shall not be entitled to vote on any amendment to this certificate of incorporation (including any certificate of designations relating to any series of preferred stock) that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this certificate of incorporation (including any certificate of designations relating to any series of preferred stock) or pursuant to the DGCL.
          (c) No Class Vote on Changes in Authorized Number of Shares of Preferred Stock. Subject to the rights of the holders of any series of preferred stock pursuant to the terms of this certificate of incorporation or any resolution or resolutions providing for the issuance of such series of stock adopted by the board of directors, the number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the common stock irrespective of the provisions of Section 242(b)(2) of the DGCL.
ARTICLE IV
BOARD OF DIRECTORS
          (a) Number of Directors; Vacancies and Newly Created Directorships. The number of directors constituting the board of directors shall be not fewer than five and not more than eleven. The number of directors initially shall be five. Subject to the previous sentence and to the special rights of the holders of any class or series of stock to elect directors, the precise number of directors shall be fixed exclusively pursuant to a resolution adopted by the board of directors. Subject to the rights of the holders of any series of Preferred Stock of the Corporation then outstanding, if any, newly created directorships resulting from any increase in the authorized number of directors, or any vacancies on the Board resulting from the death, resignation, retirement, disqualification, removal from office or other cause shall only, unless otherwise required by law, be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board, or by a sole remaining director. A person so elected by the directors then in office to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified. When one or more directors resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.
          (b) Classified Board of Directors. Subject to the special right of the holders of any class or series of stock to elect directors, the board of directors, shall be classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible. The initial Class A Directors shall serve for a term expiring at the first annual meeting of stockholders of the corporation following the filing of this certificate of incorporation; the initial Class B Directors shall serve for a term expiring at the second annual meeting of stockholders following the filing of this certificate of incorporation; and the initial Class C Directors shall serve for a term expiring at the third annual meeting of stockholders following the filing of this certificate of incorporation. Each director in each class shall hold office until his or her successor is duly elected and qualified. At each annual meeting of stockholders beginning with the first annual meeting of stockholders following the filing of this certificate of incorporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in the third year following the year of their election, with each director in each such class to hold office until his or her successor is duly elected and qualified.
ARTICLE V
LIMITATION OF DIRECTOR LIABILITY;
INDEMNIFICATION AND ADVANCEMENT OF EXPENSES
          (a) Limitation of Director Liability. To the fullest extent that the DGCL or any other law of the State of Delaware as it exists on the date hereof or as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to, or modification or repeal of, this Article V (a) shall adversely affect any right or protection of a director of the corporation existing hereunder with respect to any act or omission occurring prior to such amendment, modification or repeal.
          (b) Indemnification and Advancement of Expenses. The corporation shall indemnify and advance expenses to, and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an Indemnitee) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director of the corporation or, while a director of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnitee. Notwithstanding the preceding sentence, the corporation shall be required to indemnify, or advance expenses to, an Indemnitee in connection with a proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such proceeding (or part thereof) by the Indemnitee was authorized by the board of directors of the corporation.
ARTICLE VI
MEETINGS OF STOCKHOLDERS
          (a) No Action by Written Consent. Except as otherwise provided for or fixed by or pursuant to the provisions of this certificate of incorporation or any resolution or resolutions of the board of directors providing for the issuance of any series of stock having a preference over the common stock as to dividends or upon liquidation, any action required or permitted to be taken by the stockholders of the corporation may be effected only at a duly called annual or special meeting of stockholders of the corporation and may not be effected by any consent in writing by such stockholders.
          (b) Special Meetings of Stockholders. Subject to the rights of the holders of any series of preferred stock, and to the requirements of applicable law, special meetings of stockholders may be called only by either (i) the chairman of the board of directors or (ii) by the board of directors pursuant to a resolution adopted by a majority of the total number of directors which the corporation would have if there were no vacancies.
          (c) Election of Directors by Written Ballot. Election of directors need be by written ballot only to the extent, if any, so provided in the bylaws.
ARTICLE VII
ADOPTION, AMENDMENT AND REPEAL OF BY-LAWS
          In furtherance and not in limitation of the powers conferred by law, the board of directors is expressly authorized to make, alter, amend and repeal the by-laws of the corporation subject to the power of the stockholders of the corporation to alter, amend or repeal the by-laws.

ARTICLE VII
REGISTERED OFFICE AND AGENT
          The address of the corporation’s registered office in the State of Delaware is One Rodney Square, 10th Floor, Tenth and King Streets, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent is RL&F Service Corp.